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                                  EXHIBIT 23.3
                         HARVEST NATURAL RESOURCES, INC.



                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT


Ryder Scott Company, LP hereby consents to the use of its name in reference to its preparation of the Harvest Natural Resources, Inc. reserve report, dated as of December 31, 2000, 2001 and 2002 in the Form 10-K Annual Report of Harvest Natural Resources, Inc. to be filed with the Securities and Exchange Commission.



Ryder Scott Company, L.P.
Denver, Colorado
February 21, 2003